EXHIBIT 21

                         AVNET, INC. AND SUBSIDIARIES
                          SUBSIDIARIES OF AVNET, INC.


                                                                JURISDICTION
NAME                                                          OF INCORPORATION

AB Avnet EMG which includes seven subsidiaries                    Sweden
Allied Electronics, Inc.                                          Delaware
Avnet, Inc.                                                       Delaware
Avnet Computer Technologies, Inc.                                 Delaware
Avnet Computer Technologies Leasing, Inc.                         Delaware
AVNET E2000 GmbH elektronische Bauelemente which includes
   three subsidiaries and affiliates                              Germany
Avnet Setron Elektronik Vertrieb GmbH which includes
   two subsidiaries and affiliates                                Germany
Avnet EMG S.r.l. does business as:                                Italy
   Avnet Adelsey
   Avnet DeMico
Avnet EMG (Australia) Pty. Ltd. which includes two subsidiaries   Australia
Avnet EMG Ltd. does business as:                                  England
   Avnet Access
   Avnet Time
Avnet France, S.A. which includes three subsidiaries              France
Avnet Holding Corporation II                                      Delaware
Avnet Holding Corporation III                                     Delaware
Avnet Holding Germany GmbH                                        Germany
Avnet International (Canada) Ltd. does business as:               Ontario
   Allied Electronics
   Avnet Computer
   Avnet Leasing Center
   Hall-Mark Computer Products
   Hamilton Hallmark
   Penstock
   Time Electronics
Avnet International (Taiwan) Limited                              Taiwan
Avnet Kopp (Pty.) Limited which includes two subsidiaries         South Africa
Avnet Lyco Limited which includes one subsidiary                  Ireland
Avnet Marketing Services                                          California
Avnet - Mercuries Company Limited                                 Taiwan
Avnet de Mexico, S.A. de C.V.                                     Mexico
Avnet Properties Corporation                                      Delaware
Avnet VSI (NZ) Limited                                            New Zealand
Avnet WKK Components Limited                                      Hong Kong
BFI-IBEXSA International, Inc. which includes eight
   subsidiaries                                                   Delaware
Channel Master Communications, Inc.                               Delaware
Channel Master (Holdings) Limited                                 England
Channel Master Satellite Systems, Inc.                            New York
Channel Master (UK) Limited                                       England
Disti Export Trading Corp.                                        Barbados
Optional Systems Resources, Inc.                                  Delaware